Exhibit 99.1

For Immediate Release
SPANISH BROADCASTING SYSTEM, INC.
ANNOUNCES A 1-FOR-10 REVERSE STOCK SPLIT
Coconut Grove, FL, July 11, 2011. Spanish Broadcasting System, Inc. (“SBS” or the “Company”; NASDAQ: SBSA) announced today that its Board of Directors, as authorized by the Company’s stockholders, will implement a one-for-ten reverse stock split of its common stock. The Company filed a charter amendment to implement the reverse stock split, which will become effective on July 11, 2011 at 11:59 p.m. and will have a marketplace effective date of July 12, 2011. The reverse stock split was authorized by SBS’s stockholders at the annual meeting held on June 1, 2011.
The Board’s decision to implement the reverse stock split was made to help SBS maintain its Nasdaq Global Market listing. The bid price of the Company’s common stock must close at $1.00 or higher for ten consecutive business days prior to July 31, 2011 in order for the Company to maintain its listing on the Nasdaq Global Market.
As a result of the reverse stock split, each ten (10) outstanding shares of pre-split common stock will be automatically combined into one (1) share of post-split common stock. The Company’s registered stockholders will receive instructions from Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, regarding the exchange of outstanding pre-split stock certificates for certificates representing post-split shares of common stock. Upon submission of the necessary documentation by a stockholder of record to the Company’s transfer agent pursuant to such instructions, the transfer agent will distribute to such stockholder a new certificate. Proportional adjustments will be made to the Company’s outstanding stock warrants, stock options and other equity awards and to the Company’s equity compensation plans to reflect the reverse stock split.
The trading of the Company’s common stock on the Nasdaq Global Market on a split-adjusted basis will begin at the opening of trading on July 12, 2011. The Company’s common stock will continue to trade on the Nasdaq Global Market under the symbol “SBSA” and will include the letter “D” appended to the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred, after which time it will revert to trading under the symbol “SBSA.”

About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events throughout the country and operates LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.
Contacts:

Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Chris Plunkett
Chief Financial Officer, Chief Administrative Officer,	Brainerd Communicators, Inc.
Senior Executive Vice President and Secretary	(212) 986-6667
(305) 441-6901

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